EXHIBIT 32.2

               CERTIFICATE OF CHIEF FINANCIAL OFFICER PURSUANT TO
         SECTION 906 OF THE SARBANES-OXLEY ACT OF 2003 (18 U.S.C. 1350)


     Solely for the purposes of complying with 18 U.S.C. ss. 1350, I, the undersigned Chief Financial Officer of DataHand Systems, Inc. (the "Company"), hereby certify, based on my knowledge, that the Annual Report on Form 10-KSB of the Company for the year ended September 30, 2003 (the "Report"):

1. Fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934: and

2. That information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ James A. Cole
--------------------------------
James A. Cole
January 8, 2004